UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2010

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-145897
(Commission File Number)

N/A
(IRS Employer Identification No.)

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)

604.888.0420
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This current report on Form 8-K/A updates information provided on Form 8-K, filed December 14, 2010

SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02  NON RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OF COMPLETED INTERIM REVIEW.

On approximately December 10, 2010, the Board of Directors of Urban Barns Foods Inc., a Nevada corporation (the “Company”), was advised by Saturna Group Chartered Accountants LLP, its independent public accountants, that a certain error was contained in the Company’s financial statements for fiscal year ended July 31, 2010 filed on November 15, 2010 with the Securities and Exchange Commission. This error is currently being corrected by the Company on its financial statements at the advice of its independent public accountants.

The error on the financial statements for fiscal year ended July 31, 2010 contained in its Annual Report on Form 10-K was due to an overstatement of the amount of legal fees incurred as an expense, resulting in a change in its operating loss from $267,019 to $253,385. As a result, the Board of Directors of the Company concluded on December 10, 2010 that its previously issued financial statements for fiscal year ended July 31, 2010 should no longer be relied upon.

The Company intends to file, as promptly as practicable, an amendment to its Form 10-K for the period ended July 31, 2010 to reflect the restatement.

The Chief Executive Officer/President of the Company has discussed these matters disclosed in this filing on Form 8-K with the Company’s independent public accountants on approximately December 10, 2010.

Other

In accordance with the staff’s comments, the Company hereby acknowledges that:

(a)	the Company is responsible for the adequacy and accuracy of the disclosure in the filings;

(b)	staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

(c)	the Company may not assert staff comments as a defense in any proceeding initiated by the Commission of any person under the federal securities laws of the United States.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

16.1    Letter from independent accountant dated December 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Urban Barns Foods Inc.
(Registrant)

Date: December 16, 2010	/s/ Jacob Benne
Jacob Benne
President, Chief Executive Officer, Director

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